                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 11, 2000, except as to Note 17, which is as of April 18, 2000, and as to Note 2, which is as of August 21, 2000, related to the financial statements of CollegeClub.com, Inc., which appears in the Current Report on Form 8-K/A dated October 31, 2000 (filed on January 16, 2001) of Student Advantage, Inc.

/s/ PricewaterhouseCoopers LLP

San Diego, California
December 18, 2001